                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 8.2

(CHINESE CHARACTERS)
GRANDALL LEGAL GROUP (SHANGHAI )

(CHINESE CHARACTERS)
31ST FLOOR, NANZHENG BUILDING, 580 NANJING XILU, SHANGHAI, CHINA, 200041
(CHINESE CHARACTERS)/TEL.: (8621) 5234-1668 (CHINESE CHARACTERS)/FAX: (8621) 5234-1670
(CHINESE CHARACTERS)/E-MAIL: GRANDALL@SH163A.STA.NET.CN
(CHINESE CHARACTERS)/WEBSITE: HTTP://WWW.GRANDALL.COM.CN

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                                                                   July 14, 2008

Solarfun Power Holdings Co., Ltd.
666 Linyang Road,
Qidong City, Jiangsu Province,
People's Republic of China

RE: SOLARFUN POWER HOLDINGS CO., LTD.(FORM F-3)

Ladies and Gentlemen,

We are qualified lawyers of the People's Republic of China (the "PRC") and as such are qualified to issue this opinion regarding the laws of the PRC. We are serving as the PRC counsel of Solarfun Power Holdings Co., Ltd., a Cayman Islands company incorporated as a limited liability company (the "Company"), and have been requested to issue our opinion regarding PRC law in connection with the filing of Form F-3 Registration Statement, as amended and supplemented (the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

In delivering this opinion letter, we have reviewed and relied on the relevant parts as detailed below of the Registration Statement.

In rendering the opinion described below, we have assumed the genuineness of all the signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us whether submitted in original form, via electronic communication, fax or other form of communication. We have also assumed that the transactions related to the issuance of the securities registered under the Registration Statement will be consummated in accordance with the terms of the documents described herein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth in the Registration Statement, under the caption "Taxation -

PRC Taxation" constitute an accurate summary of the matters described therein in all material respects.

This opinion is rendered on the basis of the PRC laws (other than the laws of Hong Kong, Macao or Taiwan) effective as at the date of this letter. We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. We do not express any opinion herein concerning any law other than the tax law of PRC described above.

We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement and to the use of our name in the Registration Statement.


                                            Sincerely yours,

                                            /s/ Grandall Legal Group (Shanghai)
                                            -----------------------------------

                                            Grandall Legal Group (Shanghai)